Exhibit 10.3
EXECUTION VERSION

SECURITY AGREEMENT
Dated as of January 28, 2011
among
SCORPIO MERGER SUB CORPORATION
(to be merged with and into POLYMER GROUP, INC.)
SCORPIO ACQUISITION CORPORATION,
CERTAIN OTHER SUBSIDIARIES OF SCORPIO ACQUISITION CORPORATION
IDENTIFIED HEREIN
and
CITIBANK, N.A.,
as COLLATERAL AGENT

TABLE OF CONTENTS

Page
ARTICLE I

Definitions

Section 1.01 Definitions	1
Section 1.02 Other Defined Terms	2

ARTICLE II

Pledge of Securities
Section 2.01 Pledge	7
Section 2.02 Delivery of the Pledged Collateral	8
Section 2.03 Representations, Warranties and Covenants	9
Section 2.04 Certification of Limited Liability Company and Limited Partnership Interests	11
Section 2.05 Registration in Nominee Name; Denominations	11
Section 2.06 Voting Rights; Dividends and Interest	11
Section 2.07 Collateral Agent Not a Partner or Limited Liability Company Member	13

ARTICLE III

Security Interests in Personal Property

Section 3.01 Security Interest	14
Section 3.02 Representations and Warranties	16
Section 3.03 Covenants	18
Section 3.04 Other Actions	19

ARTICLE IV

Special Provisions Concerning Intellectual Property Collateral

Section 4.01 Grant of License to Use Intellectual Property	21
Section 4.02 Protection of Collateral Agent’s Security	22

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Page
ARTICLE V

Collections

ARTICLE VI

Remedies

Section 6.01 Remedies Upon Default	23
Section 6.02 Application of Proceeds	26

ARTICLE VII

Indemnity, Subrogation and Subordination

ARTICLE VIII

Miscellaneous

Section 8.01 Notices	27
Section 8.02 Waivers; Amendment	27
Section 8.03 Collateral Agent’s Fees and Expenses; Indemnification	28
Section 8.04 Successors and Assigns	29
Section 8.05 Survival of Agreement	29
Section 8.06 Counterparts; Effectiveness; Several Agreement	29
Section 8.07 Severability	29
Section 8.08 Right of Set-Off	30
Section 8.09 GOVERNING LAW	30
Section 8.10 WAIVER OF RIGHT TO TRIAL BY JURY	30
Section 8.11 Headings	31
Section 8.12 Security Interest Absolute	31
Section 8.13 Termination or Release	31
Section 8.14 Additional Guarantors	32
Section 8.15 Collateral Agent Appointed Attorney-in-Fact	32
Section 8.16 Recourse; Limited Obligations	33
Section 8.17 Mortgages	33
Section 8.18 Intercreditor Agreement	33
SCHEDULES

Schedule I -	Borrowers
Schedule II -	Guarantors
Schedule III -	Pledged Equity; Pledged Debt
Schedule IV -	Commercial Tort Claims
Schedule V -	Intellectual Property

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EXHIBITS

Exhibit A -	Form of Security Agreement Supplement
Exhibit B -	Form of Perfection Certificate
Exhibit C -	Form of Grant of Security Interest in Trademarks
Exhibit D -	Form of Grant of Security Interest in Patents
Exhibit E -	Form of Grant of Security Interest in Copyrights

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          SECURITY AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of January 28, 2011 by and among SCORPIO MERGER SUB CORPORATION (prior to the Merger (as defined below), the “Lead Borrower”), a Delaware corporation to be merged (the “Merger”) with and into POLYMER GROUP, INC., a Delaware corporation (upon and after the Merger, the “Lead Borrower”), the other Borrowers set forth on Schedule I hereto (together with the Lead Borrower, collectively, the “Borrowers”), SCORPIO ACQUISITION CORPORATION, a Delaware corporation (“Holdings”), the Guarantors set forth on Schedule II hereto (together with the Borrowers and Holdings, collectively, the “Grantors”), and CITIBANK, N.A., as Administrative Agent and Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties. Capitalized terms used herein and defined in Article I are used herein as therein defined.
          Reference is made to the Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, Holdings, the Collateral Agent, the other agents listed therein and the Lenders from time to time party thereto.
          The Lenders have agreed to extend credit to the Borrowers, subject to the terms and conditions set forth in the Credit Agreement, and each L/C Issuer has agreed to issue Letters of Credit for the account of the Borrowers on the terms and conditions set forth therein. The obligations of the Lenders to extend such credit, and the obligation of each L/C Issuer to issue Letters of Credit, are, in each case, conditioned upon, among other things, the execution and delivery of this Agreement by each of the Grantors. The Grantors are affiliates of one another, are an integral part of a consolidated enterprise and will derive substantial direct and indirect benefits from (a) the extensions of credit to the Borrowers pursuant to the Credit Agreement and (b) the issuance of Letters of Credit by each L/C Issuer for the account of the Borrowers, and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit and each L/C Issuer to issue such Letters of Credit. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
          Section 1.01 Definitions.
          (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. Unless otherwise defined in the Credit Agreement, all terms defined in the UCC and used but not defined in this Agreement have the meanings specified in the UCC; the term “instrument” shall have the meaning specified in Article 9 of the UCC.
          (b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

          Section 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “Agreement” has the meaning assigned to such term in the preamble.
          “Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).
          “Bankruptcy Event of Default” means any Event of Default under Sections 8.01(f) or (g) of the Credit Agreement; provided that for the purposes of this Agreement only and notwithstanding Section 8.03 of the Credit Agreement, in determining whether such an Event of Default has occurred, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include (i) any Subsidiary that is not a Material Subsidiary affected by any event or circumstances referred to in any such clause (it being agreed that all such Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether they constitute Material Subsidiaries) nor (ii) any Restricted Subsidiary that is not a Loan Party affected by any event or circumstances referred to in any such clause.
          “Collateral” means, collectively, the Article 9 Collateral and the Pledged Collateral.
          “Collateral Account” means any cash collateral account established pursuant to, or in connection with, any Loan Document, which cash collateral account shall be maintained with, and under the sole dominion and control of, the Collateral Agent for the benefit of the relevant Secured Parties.
          “Collateral Agent” has the meaning assigned to such term in the preamble.
          “Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.
          “Copyrights” means all of the following now owned or hereafter acquired by or assigned to any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, whether registered or unregistered and whether published or unpublished, (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office, including those copyright registrations and applications listed on Schedule V and (c) all (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of such copyrights, (ii) renewals and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future Infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future Infringements thereof.

          “Credit Agreement” has the meaning assigned to such term in the preamble.
          “Deposit Account Control Agreement” means, with respect to a Dominion Account, a deposit account control agreement reasonably satisfactory in form and substance to the Collateral Agent, among one or more Loan Parties, the Collateral Agent and the bank which maintains the Dominion Account.
          “Domain Names” means all Internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest.
          “Domestic Restricted Subsidiary” means any Restricted Subsidiary that is organized or existing under the laws of the United States, any state thereof, or the District of Columbia other than any such Restricted Subsidiary that is a Subsidiary of a Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended; provided that the Lead Borrower shall in all cases be deemed a Domestic Restricted Subsidiary.
          “Equipment” means (x) any “equipment” as such term is defined in Article 9 of the UCC and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, appliances, furniture, fixtures, tools, and vehicles now or hereafter owned by any Grantor in each case, regardless of whether characterized as equipment under the UCC (but excluding any such items which constitute Inventory) and (y) any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
          “Equipment Lease Agreement” means, collectively, that certain equipment lease agreement, dated June 24, 2010, between Chicopee, Inc. and Gossamer Holdings, LLC, and the related construction agency agreement, guarantees and other documentation, as amended and/or restated from time to time.
          “Excluded Accounts” means (i) accounts, the funds in which are specifically and exclusively used for the payment of payroll, salaries and wages, workers’ compensation, benefits and similar expenses or taxes, including for withholding income taxes and federal, state or local employment taxes or in escrow accounts or trust for third parties (other than another Grantor), (ii) accounts the funds in which are specifically and exclusively required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Grantors, (iii) accounts, the funds in which are used solely in connection with Factoring Agreements and (iv) accounts the balance of which consists solely of Uncontrolled Cash.
          “Excluded Contract” means at any date any rights or interest of any Grantor in any assets or under any agreement, contract, license, instrument, document or other general intangible (referred to solely for purposes of this definition as a “Contract”) to the extent that such Contract by the terms of a restriction in favor of a Person who is not any Grantor, or any requirement of law, prohibits, or requires any consent or establishes any other condition for or would terminate because of an assignment thereof or a grant of a security interest therein by a Grantor; provided that: (i) rights under any such Contract otherwise constituting an Excluded Contract by virtue of this definition shall be included in the Collateral to the extent permitted thereby or by Section 9-406 or Section 9-408 of the UCC and (ii) all proceeds paid or payable to any Grantor from any sale, transfer or assignment of such Contract and all rights to receive such proceeds shall be included in the Collateral. For the avoidance of doubt, the Equipment Lease Agreement and all assets subject thereto shall constitute an “Excluded Contract”.
          “Excluded Equipment” means at any date any equipment or other assets of any Grantor which is subject to, or secured by, a Capitalized Lease Obligation or a purchase money obligation if and to the extent that (i) a restriction in favor of a Person who is not Holdings or a Subsidiary thereof contained in the agreements or documents granting or governing such Capitalized Lease Obligation or purchase money obligation prohibits, or requires any consent or establishes any other conditions for or would result in the termination of such agreement or document because of an assignment thereof, or a grant of a security interest therein, by a Grantor and (ii) such restriction relates only to the asset or assets acquired by a Grantor with the proceeds of such Capitalized Lease Obligation or purchase money obligation and attachments thereto, improvements thereof or substitutions therefor; provided that all proceeds paid or payable to any Grantor from any sale, transfer or assignment or other voluntary or involuntary disposition of such assets and all rights to receive such proceeds shall be included in the Collateral to the extent not otherwise required to be paid to the holder of any Capitalized Lease Obligations or purchase money obligations secured by such assets.
          “Excluded Equity Interests” has the meaning assigned to such term in Section 2.01.
          “Foreign Factoring Agreements” means factoring arrangements made for the factoring of Accounts held by Foreign Subsidiaries.
          “General Intangibles” has the meaning provided in Article 9 of the UCC and shall in any event include all choses in action and causes of action and all other intangible personal property of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, as the case may be, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor.
          “Grant of Security Interest” means a Grant of Security Interest in certain Intellectual Property in the form of Exhibit C, D or E attached hereto.
          “Grantors” has the meaning assigned to such term in the preamble.
          “Holdings” has the meaning assigned to such term in the preamble.
          “Infringement” means infringement, misappropriation, dilution, tarnishment, impairment or other violation.

          “Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including (a) inventions, designs, Domain Names, Patents, Copyrights, Licenses, Trademarks, trade secrets, and (b) confidential or proprietary technical and business information, know how, show how, or other proprietary data or information relating to its business, software, databases, and all other proprietary information relating to its business.
          “Intellectual Property Collateral” means Collateral consisting of Intellectual Property.
          “Intercreditor Agreement” means the Lien Subordination and Intercreditor Agreement, dated as of January 28, 2011, among the Collateral Agent, Wilmington Trust Company, as collateral agent for the Noteholder Lien Secured Parties (as defined therein), Parent, the Company and the subsidiaries of the Company named therein (as amended, restated, supplemented or otherwise modified from time to time)
          “License” means any Patent License, Trademark License, Copyright License or other written intellectual property license or sublicense agreement relating solely to Intellectual Property to which any Grantor is a party, including those exclusive license agreements listed on Schedule V.
          “Margin Stock” means any “margin stock” (as defined in Regulation U issued by the Board of Governors of the Federal Reserve System).
          “Noteholder Collateral Agent” has the meaning assigned to such term in the Intercreditor Agreement.
          “Noteholder First Lien Collateral” has the meaning assigned to such term in the Intercreditor Agreement.
          “Noteholder Lien Security Documents” has the meaning assigned to such term in the Intercreditor Agreement.
          “Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, have made, use, sell, offer to sell or import any invention covered in whole or in part by a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to make, have made, use, sell, offer to sell or import any invention covered in whole or in part by a patent, now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.
          “Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule V, and (b) all (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future Infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future Infringements thereof.
          “Perfection Certificate” means a certificate substantially in the form of Exhibit B, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed on behalf of each Grantor.
          “Pledged Collateral” has the meaning assigned to such term in Section 2.01.
          “Pledged Debt” has the meaning assigned to such term in Section 2.01.
          “Pledged Equity” has the meaning assigned to such term in Section 2.01.
          “Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all Pledged Equity, Pledged Debt and all other certificates, instruments or other documents representing or evidencing any Pledged Collateral.
          “Proceeds” means (a) all “proceeds” as defined in Article 9 of the UCC, with respect to the Collateral, and (b) whatever is recoverable or recovered when any Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.
          “Secured Obligations” means the “Finance Obligations” (as defined in the Credit Agreement); it being acknowledged and agreed that the term “Secured Obligations” as used herein shall include each extension of credit under the Credit Agreement, in each case, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.
          “Security” means any “security” as such term is defined in Article 8 of the UCC, any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
          “Security Agreement Supplement” means an instrument substantially in the form of Exhibit A hereto.
          “Security Interest” has the meaning assigned to such term in Section 3.01(a).
          “Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.
          “Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now owned or hereafter adopted, acquired or assigned to, all registrations and applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, including those listed on Schedule V and (b) any and all (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of any trademarks, (ii) renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future Infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future Infringements thereof.
          “U.S. Factoring Agreements” means the factoring agreement between CIT Group/Commercial Services, Inc., on the one hand, and Lead Borrower and/or one or more of its Subsidiaries, on the other hand, existing as of the date hereof or any replacement or renewal thereof that does not have terms, taken as a whole, that are materially more onerous to Holdings and its Subsidiaries; provided that the U.S. Factoring Agreements shall never be comprised of more than one factoring arrangement at any one time.
ARTICLE II
Pledge of Securities
          Section 2.01 Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under:
     (i) all Equity Interests held by it and listed on Schedule III and any other Equity Interests obtained in the future by such Grantor and the certificates representing all such Equity Interests (the “Pledged Equity”); provided that (x) pledges of voting Equity Interests of each Foreign Subsidiary shall be limited to 65% of the total combined voting power of all Equity Interests of such Foreign Subsidiary at any time; and (y) the Pledged Equity shall not include (A) Equity Interests of any Subsidiary of a Foreign Subsidiary, (B) Equity Interests of a Person that is not a direct or indirect wholly owned Subsidiary of a Grantor to the extent prohibited by the terms of such Subsidiary’s Organization Documents, (C) any Margin Stock owned by such Grantor, (D) pledges prohibited by law or by agreements containing anti-assignment clauses not overridden by the UCC or applicable Law, (E) any Equity Interests of any Restricted Subsidiary subject to a Lien existing at the time such Restricted Subsidiary is acquired or merged with or into or consolidated with any Grantor and not incurred in connection with such acquisition, merger or consolidation that is permitted by the Credit Agreement to the extent and for so long as the contract or other agreement in which such Lien is granted limits or prohibits the creation of any other Lien on such Equity Interests, (F) Equity Interests of any “not-for-profit” Subsidiary, (G) Equity Interests of any Captive Insurance Subsidiary, (H) Equity Interests of any Domestic Restricted Subsidiary of the Borrowers that is treated as a disregarded entity for U.S. federal income tax purposes, (I) Equity Interests of any Subsidiary with respect to which in the reasonable judgment of the Lead Borrower the costs or other consequences (including adverse tax consequences (including as a result of Section 956 of the Code or any similar law, rule or regulation in any applicable jurisdiction) in the reasonable judgment of the Lead Borrower confirmed in writing by notice to the Collateral Agent) of providing a pledge of its Equity Interests or perfection thereof is excessive in view of the benefits to be obtained by the Secured Parties, (J) Equity Interests of Unrestricted Subsidiaries (until such time as any Unrestricted Subsidiary becomes a Restricted Subsidiary in accordance with the Credit Agreement, at which time, and without any further action, this clause (y)(J) shall no longer apply to the Equity Interests of such Subsidiary), (K) Equity Interests of Subsidiaries that are not Grantors and which are Immaterial Subsidiaries or (L) Equity Interests of any Subsidiary which would require material or non-ministerial consent, approval, license or authorization from a Governmental Authority, unless such consent, approval, license or authorization has been received (clauses (A) through (K) collectively, the “Excluded Equity Interests”); (ii)(A) the promissory notes and any instruments evidencing indebtedness owned by it and listed opposite the name of such Grantor on Schedule III and (B) any promissory notes and instruments evidencing indebtedness obtained in the future by such Grantor (the “Pledged Debt”); (iii) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 2.01; (iv) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (i) and (ii) above; (v) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and (vi) all Proceeds of, and Security Interests in, any of the foregoing (the items referred to in clauses (i) through (vi) above, subject to the limitations set forth in the Collateral and Guarantee Requirement, being collectively referred to as the “Pledged Collateral”).
          TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the benefit of the applicable Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.
          Section 2.02 Delivery of the Pledged Collateral.
          (a) Each Grantor agrees promptly (but in any event within 30 days of acquisition, formation or obtaining an interest in such Pledged Securities) to deliver or cause to be delivered to the Collateral Agent, for the benefit of the applicable Secured Parties, any and all Pledged Securities (other than any uncertificated securities, but only for so long as such securities remain uncertificated) (unless the Noteholder Collateral Agent is granted a prior security interest in such Pledged Securities and the same are required to be delivered (and are delivered) to the Noteholder Collateral Agent pursuant to the Intercreditor Agreement) and to the extent such

Pledged Securities are promissory notes and instruments evidencing Indebtedness, only as are required to be delivered under clause (b) immediately below.
          (b) Each Grantor will cause any Indebtedness for borrowed money having an aggregate principal amount equal to or in excess of $5,000,000, which for avoidance of doubt excludes accounts receivable in the ordinary course of business, owed to such Grantor by any Person (other than another Grantor) to be evidenced by a duly executed promissory note that is pledged and delivered promptly (but in any event within 30 days of acquisition, issuance or obtaining an interest in such promissory note) to the Collateral Agent, for the benefit of the applicable Secured Parties, pursuant to the terms hereof (unless the Noteholder Collateral Agent is granted a prior security interest in such promissory note and the same are required to be delivered (and are delivered) to the Noteholder Collateral Agent pursuant to the Intercreditor Agreement).
          (c) Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by stock or bond powers duly executed in blank or other instruments of transfer as may be reasonably necessary to perfect the security interest of to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be deemed to supplement Schedule III and be made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.
          Section 2.03 Representations, Warranties and Covenants. Each Grantor represents, warrants and covenants, as to itself and the other Grantors, to and with the Collateral Agent, for the benefit of the Secured Parties, that:
     (a) Schedule III correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity and includes all Equity Interests, the promissory notes and instruments required to be pledged pursuant to the Collateral and Guarantee Requirement and Section 2.01 of this Agreement;
     (b) the Pledged Equity issued by the Grantors and Pledged Debt (solely with respect to Pledged Debt issued by a Person other than the Lead Borrower or a Subsidiary of the Lead Borrower, to the best of the Lead Borrower’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity (other than Pledged Equity consisting of limited liability company interests or partnership interests which, pursuant to the relevant organizational or formation documents, cannot be fully paid and non-assessable), are fully paid and non-assessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a Person other than the Lead Borrower or a Subsidiary of the Lead Borrower, to the best of the Lead Borrower’s knowledge), are legal, valid and binding obligations of the issuers thereof;

     (c) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule III as owned by such Grantors, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Collateral Documents and the Noteholder Lien Security Documents and (B) Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) Liens created by the Collateral Documents and the Noteholder Lien Security Documents and (B) nonconsensual Permitted Liens, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;
     (d) except (i) for restrictions and limitations imposed by the Loan Documents or securities laws generally, (ii) in the case of Pledged Equity of Persons that are not wholly owned Subsidiaries, for transfer restrictions that exist at the time of acquisition of Equity Interests in such Persons, and (iii) as described in the Perfection Certificate, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;
     (e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated (it being understood that such Grantor’s power and authority to pledge the Equity Interests of a non-wholly owned Subsidiary may be limited by the Organization Documents of such Subsidiary);
     (f) except as described in Section 2.03(d) above, no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);
     (g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Secured Obligations;
     (h) all certificates, agreements or instruments representing or evidencing the Pledged Securities in existence on the date hereof have been delivered to the Collateral Agent pursuant to and as required by Section 2.02; and

     (i) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.
          Section 2.04 Certification of Limited Liability Company and Limited Partnership Interests. Each interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01, to the extent such limited liability company elects to treat its limited liability company interests as “securities” within the meaning of Article 8 of the UCC, shall be represented by a certificate, shall be a “security” within the meaning of Article 8 of the UCC and shall be governed by Article 8 of the UCC.
          Section 2.05 Registration in Nominee Name; Denominations. If an Event of Default shall occur and be continuing and the Collateral Agent shall give the Lead Borrower notice of its intent to exercise such rights, subject to the terms of the Intercreditor Agreement, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent and each Grantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement; provided that, notwithstanding the foregoing, if a Bankruptcy Event of Default shall have occurred and be continuing, the Collateral Agent shall not be required to give the notice referred to above in order to exercise the rights described above.
          Section 2.06 Voting Rights; Dividends and Interest.
          (a) Unless and until an Event of Default or a Cash Dominion Event, as applicable, shall have occurred and be continuing and the Collateral Agent shall have notified the Lead Borrower that the rights of the Grantors under this Section 2.06 are being suspended:
     (i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.
     (ii) The Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

     (iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities, to the extent (and only to the extent) that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any non-cash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the applicable Secured Parties and shall be forthwith delivered to the Collateral Agent (unless the same are required to be delivered (and are delivered) to the Noteholder Collateral Agent pursuant to the Intercreditor Agreement) in the same form as so received (with any endorsement as may be reasonably necessary to perfect the security interest of the Collateral Agent). So long as no Default or Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to each Grantor any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities.
          (b) Upon the occurrence and during the continuance of a Cash Dominion Event or Event of Default, as applicable, after the Collateral Agent shall have notified the Lead Borrower of the suspension of the rights of the Grantors under Section 2.06(a)(iii), then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to Section 2.06(a)(iii) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions, subject to the terms of the Intercreditor Agreement. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand (unless the same are required to be delivered (and are delivered) to the Noteholder Collateral Agent pursuant to the Intercreditor Agreement) in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. At such time as a Cash Dominion Event or Event of Default is no longer continuing, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of Section 2.06(a)(iii) in the absence of a Cash Dominion Event or an Event of Default and that remain in such account.

          (c) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Lead Borrower of the suspension of the rights of the Grantors under Section 2.06(a)(i), then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 2.06(a)(i), and the obligations of the Collateral Agent under Section 2.06(a)(ii), shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, subject to the terms of the Intercreditor Agreement; provided that the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of Section 2.06(a)(i), and the obligations of the Collateral Agent under Section 2.06(a)(ii) shall be reinstated.
          (d) Any notice given by the Collateral Agent to the Lead Borrower suspending the rights of the Grantors under Section 2.06(a)(i): (x) shall be given in writing, (y) may be given with respect to one or more of the Grantors at the same or different times and (z) may suspend the rights of the Grantors under Section 2.06(a)(i) or (iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as a Cash Dominion Event or an Event of Default, as applicable, has occurred and is continuing. Notwithstanding anything to the contrary contained in Section 2.06(a), (b) or (c), if a Bankruptcy Event of Default shall have occurred and be continuing, the Collateral Agent shall not be required to give any notice referred to in said Section in order to exercise any of its rights described in such Section, and the suspension of the rights of each of the Grantors under each such Section shall be automatic upon the occurrence of such Bankruptcy Event of Default.
          Section 2.07 Collateral Agent Not a Partner or Limited Liability Company Member. Nothing contained in this Agreement shall be construed to make the Collateral Agent or any other Secured Party liable as a member of any limited liability company or as a partner of any partnership and neither the Collateral Agent nor any other Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Collateral Agent shall become the absolute owner of Pledged Equity consisting of a limited liability company interest or a partnership interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Collateral Agent, any other Secured Party, any Grantor and/or any other Person.

ARTICLE III
Security Interests in Personal Property
          Section 3.01 Security Interest.
          (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, including the Guaranty, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):
     (i) all Accounts;
     (ii) all Chattel Paper;
     (iii) all Documents;
     (iv) all Equipment;
     (v) all General Intangibles;
     (vi) all Instruments;
     (vii) all books and records pertaining to the Article 9 Collateral;
     (viii) all Goods and Fixtures;
     (ix) all Money and Deposit Accounts;
     (x) all Commercial Tort Claims described on Schedule IV from time to time;
     (xi) the Collateral Account, and all cash, securities and other investments deposited therein;
     (xii) all Supporting Obligations;
     (xiii) all Security Entitlements in any or all of the foregoing and all Securities Accounts;
     (xiv) all Intellectual Property Collateral;
     (xv) all Inventory;
     (xvi) all Investment Property; and

     (xvii) to the extent not otherwise included, all Books and Records and all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided that (i) this Agreement shall not constitute a grant of security interest in any trademark application filed in the United States Patent and Trademark Office on the basis of any Grantor’s “intent to use” such mark and for which a form evidencing use of the mark has not yet been filed with the United States Patent and Trademark Office, to the extent that granting a security interest in such trademark application prior to such filing would adversely affect the enforceability or validity of such trademark application or any registration that issues therefrom under applicable federal law and (ii) notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (A) motor vehicles and other assets subject to certificates of title except to the extent perfection of a security interest therein may be accomplished by filing of financing statements in appropriate form in the applicable jurisdiction under the UCC, (B) commercial tort claims in amounts less than $10,000,000, (C) the Excluded Equity Interests, (D) any property or assets owned by any Foreign Subsidiary or an Unrestricted Subsidiary, (E) any Excluded Equipment; (F) any Excluded Contract, (G) Excluded Accounts, (H) Letter of Credit Rights, other than Letter of Credit Rights that are Supporting Obligations, (I) assets as reasonably determined by the Company to the extent obtaining a security interest in such assets or perfection thereof would result in costs or consequences (including as a result of Section 956 of the Code or any similar law, rule or regulation in any applicable jurisdiction) that are excessive in relation to the value to the Holders of the security to be afforded thereby, (J) Accounts of Account Debtor subject to Factoring Agreements and (I) proceeds and products from any and all of the foregoing excluded assets described in clauses (i) and (ii)(A) through (J), unless such proceeds or products would otherwise constitute Collateral (the items referred to in clauses (i) and (ii), being collectively referred to as the “Excluded Assets”). Each Grantor shall, if requested to do so by the Collateral Agent, use commercially reasonable efforts to obtain any such required consent referred to above that is reasonably obtainable with respect to Collateral which the Collateral Agent reasonably determines to be material. In addition, no Grantor shall be required (i) to take actions to perfect security interests in commercial tort claims in amounts less than $10,000,000 or Letter of Credit Rights (other than Letter of Credit Rights to the extent perfection of a security interest therein may be accomplished by filing of financing statements in appropriate form in the applicable jurisdiction under the UCC), (ii) to take actions to perfect by Control other than with respect to the Pledged Collateral and as set forth clause (e) below or (iii) take any actions under any laws outside of the United States to grant, perfect or enforce any security interest.
          (b) Each Grantor hereby irrevocably authorizes the Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the UCC or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide copies of such financing statements to the Collateral Agent promptly upon any such filing.
          (c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.
          (d) Each Grantor hereby further authorizes the Collateral Agent to file a Grant of Security Interest substantially in the form of Exhibit C, D or E, as applicable, covering relevant registered or applied for Intellectual Property Collateral with the United States Patent and Trademark Office or United States Copyright Office, as applicable, or any similar offices in any other country and such other documents executed by any Grantor as may be reasonably necessary or reasonably advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by such Grantor hereunder, and naming such Grantor, as debtor, and the Collateral Agent, as secured party.
          (e) Notwithstanding anything to the contrary in this Agreement or the Credit Agreement, none of the Grantors shall be required to enter into any deposit account control agreement or securities account control agreement (other than any Deposit Account Control Agreements contemplated by Sections 6.15 and 6.18 of the Credit Agreement and other than with respect to any cash collateral agreements contemplated under the Credit Agreement) with respect to any deposit account or securities account or Money.
          Section 3.02 Representations and Warranties. Each Grantor represents and warrants, as to itself and the other Grantors, to the Collateral Agent and the Secured Parties that:
     (a) Each Grantor has good and valid rights (not subject to any Liens other than Permitted Liens) and/or title in the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder (which rights and/or title, are in any event, sufficient under Section 9-203 of the UCC), and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than (i) any consent or approval that has been obtained and is in full force and effect and (ii) those consents or approvals, the failure of which to be obtained or to be made could not reasonably be expected to have a Material Adverse Effect.
     (b) The Perfection Certificate has been duly prepared, completed, executed and delivered to the Collateral Agent and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material respects as of the Closing Date. The UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office in the jurisdiction of organization of each Grantor specified in Section 2(a) of the Perfection Certificate (or specified by notice from the applicable Grantor to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 6.11 of the Credit Agreement), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable Law with respect to the filing of continuation statements. Each Grantor represents and warrants that, as of the Closing Date, fully executed Grants of Security Interest in the form attached as Exhibit C, D or E, as applicable, containing a description of all Collateral consisting of Intellectual Property with respect to United States Patents (and Patents for which United States applications are pending), registered United States Trademarks (and Trademarks for which United States applications to register are pending) or United States registered Copyrights, as applicable, have been delivered to the Collateral Agent for recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder or to any similar offices in any other country, as required by applicable Law in such jurisdiction.
     (c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC and (iii) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of the relevant Grants of Security Interest substantially in the form of Exhibits C, D or E hereto with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205 and otherwise as may be required pursuant to the laws of any other necessary jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than any nonconsensual Permitted Lien that has priority as a matter of law and other than, with respect to Noteholder First Lien Collateral, Liens created by the Noteholder Lien Security Documents, subject to the terms of the Intercreditor Agreement.
     (d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable Laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office, or (iii) any assignment in which any Grantor assigns any Article

9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.
     (e) All Commercial Tort Claims of each Grantor in excess of $10,000,000 in existence on the date of this Agreement (or on the date upon which such Grantor becomes a party to this Agreement) are described on Schedule IV hereto.
          Section 3.03 Covenants.
          (a) The Lead Borrower agrees to promptly (but in any event within 30 days) notify the Collateral Agent of any change (i) in the legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor, (iii) in the jurisdiction of organization of any Grantor, (iv) in the “location” (as determined in accordance with Section 9-307 of the UCC) of any Grantor or (v) in the organizational identification number of any Grantor. In addition, if any Grantor does not have an organizational identification number on the Closing Date (or the date such Grantor becomes a party to this Agreement) and later obtains one, the Lead Borrower shall promptly thereafter notify the Collateral Agent of such organizational identification number and, in each case, shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interests (and the priority thereof) of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.
          (b) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.
          (c) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 6.01 of the Credit Agreement, the Lead Borrower shall deliver to the Collateral Agent a certificate executed by the chief financial officer and the chief legal officer of the Lead Borrower setting forth the information required pursuant to Sections 1(a), 2(a), 2(c) and 9 of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 3.03(c).
          (d) The Lead Borrower agrees, on its own behalf and on behalf of each other Grantor, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions necessary or as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including amendments or continuations thereof and fixture filings) or other documents in connection herewith or therewith. If any amount payable (other than by a Loan Party) under or in connection with any of the Article 9 Collateral that equals or exceeds $5,000,000 shall be or become evidenced by any promissory note or instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent (unless the same is required to be delivered (and is delivered) to the Noteholder Collateral Agent pursuant to the Intercreditor Agreement), for the benefit of the Secured Parties, duly endorsed as may be reasonably necessary to perfect the security interest of the Collateral Agent.
          (e) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral (other than Permitted Liens), and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or any other Loan Document and within a reasonable period of time after the Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Collateral Agent within 10 days after demand for any payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization, provided, however, that a Grantor shall not be obligated to reimburse the Collateral Agent with respect to any Intellectual Property Collateral which any Grantor has failed to maintain or pursue, or otherwise has allowed to lapse, terminate or put in the public domain, in accordance with Section 4.02(f). Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.
          (f) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person the value of which equals or exceeds $5,000,000 to secure payment and performance of an Account, subject to the terms of the Intercreditor Agreement, such Grantor shall promptly assign such security interest to the Collateral Agent for the benefit of the applicable Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.
          (g) Each Grantor (rather than the Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.
          Section 3.04 Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:
     (a) Instruments. If any Grantor shall at any time hold or acquire any Instrument constituting Collateral and evidencing an amount equal to or in excess of $5,000,000 such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent for the benefit of the applicable Secured Parties (unless the same is required to be delivered (and is delivered) to the Noteholder Collateral Agent pursuant to the Intercreditor Agreement), accompanied by such instruments of transfer or assignment duly executed in blank as may be reasonably necessary to prefect the security interest of the Collateral Agent.
     (b) Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent for the benefit of the applicable Secured Parties (unless the Noteholder Collateral Agent is granted a prior security interest in such Investment Property and the same is required to be delivered (and is delivered) to the Noteholder Collateral Agent pursuant to the Intercreditor Agreement), accompanied by such instruments of transfer or assignment duly executed in blank as may be reasonably necessary to perfect the security interest of the Collateral Agent. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, upon the Collateral Agent’s request and following the occurrence of an Event of Default such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s reasonable request, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent (unless the Noteholder Collateral Agent is granted a prior security interest in such Investment Property and such Grantor is required to do so (and does so) in favor of the Noteholder Collateral Agent pursuant to the Intercreditor Agreement), either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property are held by any Grantor (or its nominee through a securities intermediary or commodity intermediary) for more than 45 days and such securities or other investment property exceed $2,500,000 in value, upon the Collateral Agent’s request and following the occurrence of an Event of Default, such Grantor shall immediately notify the Collateral Agent thereof and at the Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent shall, unless such Grantor is required to do so (and does so) in favor of the Noteholder Collateral Agent, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such security entitlements, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of financial assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary. Each Grantor that is the issuer of Pledged Equity agrees that it will be bound by the terms of this Agreement with respect to the Pledged Equity issued by it and will comply with such terms insofar as such terms are applicable to it.
     (c) Commercial Tort Claims. If any Grantor shall at any time after the date of this Agreement acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $10,000,000 or more, such Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor and provide supplements to Schedule IV describing the details thereof and shall grant to the Collateral Agent a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.
ARTICLE IV
Special Provisions Concerning Intellectual Property Collateral
          Section 4.01 Grant of License to Use Intellectual Property. Without limiting the provisions of Section 3.01 hereof or any other rights of the Collateral Agent as the holder of a Security Interest in any Intellectual Property Collateral, for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor shall, upon request by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, grant to the Collateral Agent to the full extent such Grantor is permitted to grant such a license and to the extent that the Collateral Agent does not exercise its rights pursuant to Section 6.01(vi) herein, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or, solely to the extent necessary to exercise such rights and remedies, sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Grantor, and wherever the same may be located (whether or not any license agreement by and between any Grantor and any other Person relating to the use of such Intellectual Property Collateral may be terminated hereafter), and, to the extent permitted by such Grantor’s existing contractual obligations, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised, subject to the terms of the Intercreditor Agreement, at the option of the Collateral Agent, during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default; and provided, further, that the terms of any license or sublicense shall include all terms and restrictions that are customarily required to ensure the continuing validity and effectiveness of the Intellectual Property at issue, such as, without limitation, quality control and inure provisions with regard to Trademarks, patent designation provisions with regard to Patents, and copyright notices and restrictions or provisions on decompilation and reverse engineering of copyrighted software. In the event the license set forth in this Section 4.01 is exercised with regard to any Trademarks, then the following shall apply: (i) all goodwill arising from any licensed or sublicensed use of any Trademark shall inure to the Grantor; (ii) the licensed or sublicensed Trademarks shall only be used in association with goods or services of a quality and nature consistent with the quality and reputation with which such Trademarks were associated when used by Grantor prior to the exercise of the license rights set forth herein; and (iii) at the Grantor’s request and expense, licensees and sublicensees shall provide reasonable cooperation in any effort by the Grantor to maintain the registration or otherwise secure the ongoing validity and effectiveness of such licensed Trademarks, including, without limitation, the actions and conduct described in Section 4.02 below.
          Section 4.02 Protection of Collateral Agent’s Security.
          (a) Except to the extent that failure to act could not reasonably be expected to have a Material Adverse Effect, with respect to any registration or pending application of each item of its Intellectual Property Collateral for which such Grantor has standing to do so, each Grantor agrees to take, at its expense, all reasonable steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority located in the United States or with any similar offices in any other country, to (i) maintain the validity and enforceability of any material registered Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each material Patent, Trademark, or Copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities or any similar offices in any other country, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, and Infringement proceedings.
          (b) Except to the extent that failure to act could not reasonably be expected to have a Material Adverse Effect, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its material Intellectual Property Collateral may prematurely lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, become publicly known).
          (c) Except to the extent that failure to act could not reasonably be expected to have a Material Adverse Effect, each Grantor shall take all reasonable steps to preserve and protect each item of its material Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the material Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all reasonable steps necessary to ensure that all licensed users of any of the material Trademarks abide by the applicable license’s terms with respect to the standards of quality.
          (d) Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property Collateral after the Closing Date (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such Intellectual Property and, in the case of

Trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto.
          (e) Subject to the requirements and exclusions of Section 3.01, on December 31 of each fiscal year of the Lead Borrower, each Grantor shall sign and deliver to the Collateral Agent an appropriate Security Agreement Supplement or related Grant of Security Interest substantially in the form of Exhibits A, C, D and E, as applicable, with respect to all such registered or applied for Intellectual Property owned or exclusively licensed by it as licensee as of the last day of such period, to the extent that such Intellectual Property is not covered by any previous Security Agreement Supplement (or Grant of Security Interests) so signed and delivered by it. In each case, it will promptly cooperate as reasonably necessary to enable the Collateral Agent to make any necessary or reasonably desirable recordations with the U.S. Copyright Office or the U.S. Patent and Trademark Office.
          (f) Notwithstanding the foregoing provisions of this Section 4.02 or elsewhere in this Agreement, nothing in this Agreement shall prevent any Grantor from disposing of, discontinuing the use or maintenance of, causing or permitting expiration, lapse or abandonment, or failing to renew any applications or registrations of any of its Intellectual Property Collateral to the extent not prohibited by the Credit Agreement or any other Loan Document if such Grantor determines in its reasonable business judgment that such actions are desirable in the conduct of its business.
ARTICLE V
Collections
          (a) Each Grantor, in its capacity as a Loan Party, shall at all times comply with the cash management provisions of Section 6.18 of the Credit Agreement including, without limitation, after the occurrence and during the continuance of a Cash Dominion Event, causing the sweep on each Business Day of all available cash receipts into the Concentration Account as provided for in the Credit Agreement.
          (b) Without the prior written consent of the Collateral Agent, no Grantor shall modify or amend the instructions pursuant to any of the Deposit Account Control Agreements. So long as no Cash Dominion Event has occurred and is continuing, each Grantor shall, and the Collateral Agent hereby authorizes each Grantor to, enforce and collect all amounts owing on the Inventory and Accounts, for the benefit and on behalf of the Collateral Agent and the other Secured Parties; provided that such authorization may, at the direction of the Collateral Agent, be terminated after the occurrence and during the continuance of any Cash Dominion Event.
ARTICLE VI
Remedies
          Section 6.01 Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Secured Obligations, as applicable, under the UCC or other applicable Law, and also may, subject to the terms of the Intercreditor Agreement, (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such exercise; (iv) withdraw any and all cash or other Collateral from any Collateral Account and apply such cash and other Collateral to the payment of any and all Secured Obligations in the manner provided in Section 6.02 of this Agreement; (v) subject to the mandatory requirements of applicable Law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Secured Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate; and (vi) with respect to any Intellectual Property Collateral, on demand, cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Intellectual Property Collateral by the applicable Grantors to the Collateral Agent, or license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Intellectual Property Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine; provided that such terms shall include all terms and restrictions customarily required to ensure the continuing validity and effectiveness of the Intellectual Property at issue, such as, without limitation, quality control and inure provisions with regard to Trademarks, patent designation provisions with regard to Patents, and copyright notices and restrictions or decompilation and reverse engineering of copyrighted software. The Grantors recognize that (a) the Collateral Agent may be unable to effect a public sale of all or a part of the Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. §77 (as amended and in effect, the “Securities Act”), or the securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof, (b) that private sales so made may be at prices and upon other terms less favorable to the seller than if such securities were sold at public sales, (c) that neither the Collateral Agent nor any other Secured Party has any obligation to delay sale of any of the Collateral for the period of time necessary to permit such securities to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. Upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law)

all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
          The Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. The Collateral Agent may conduct one or more going out of business sales, in the Collateral Agent’s own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Grantor. The Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Collateral Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes of determining the Grantors’ rights in the Collateral, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full; provided that such terms shall include all terms and restrictions that customarily required to ensure the continuing validity and effectiveness of the Intellectual Property at issue, such as, without limitation, quality control and inure provisions with regard to Trademarks, patent designation provisions with regard to patents, and copyright notices and restrictions or decompilation and reverse engineering of copyrighted software. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 6.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.
          Subject to the terms of the Intercreditor Agreement, each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) during the continuance of an Event of Default and after notice to the Lead Borrower of its intent to exercise such rights (except in the case of a Bankruptcy Event of Default, in which case no such notice shall be required), for the purpose of (i) making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (ii) making all determinations and decisions with respect thereto and (iii) obtaining or maintaining the policies of insurance required by Section 6.07 of the Credit Agreement as they relate to Collateral or to pay any premium in whole or in part relating thereto. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.
          By accepting the benefits of this Agreement and each other Collateral Document, the Secured Parties expressly acknowledge and agree that this Agreement and each other Collateral Document may be enforced only by the action of the Collateral Agent and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Parties upon the terms of this Agreement and the other Collateral Documents.
          Section 6.02 Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, in accordance with the provisions of Section 8.04 of the Credit Agreement, subject to the terms of the Intercreditor Agreement. The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. It is understood and agreed that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.
ARTICLE VII
Indemnity, Subrogation and Subordination
          Each Grantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrowers or any other Grantor that arise from the existence, payment, performance or enforcement of such Grantor’s Secured Obligations under or in respect of this Agreement or any other Finance Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrowers or any other Grantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrowers or any other Grantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Secured Obligations (other than contingent indemnity obligations for then unasserted claims) and all other amounts payable under this Agreement shall have been paid in full, all Letters of Credit, all Secured Hedge Agreements and all Secured Cash Management Agreements shall have expired or been terminated and the Revolving Credit Commitments shall have expired or been terminated. If any amount shall erroneously be paid to any Borrower or any other Grantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Borrower or any other Grantor, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement and the other Loan Documents.
ARTICLE VIII
Miscellaneous
          Section 8.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement.
          Section 8.02 Waivers; Amendment.
          (a) No failure or delay by any Senior Credit Party in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder, or any abandonment or discontinuance of steps to enforce such a right, remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Senior Credit Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any other rights, remedies, powers and privileges that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 8.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Revolving Credit Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Senior Credit Party may have had notice or knowledge of such Default or Event of Default at the time.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.
          Section 8.03 Collateral Agent’s Fees and Expenses; Indemnification.
          (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.
          (b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonably related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Grantor arising out of, in connection with, or as a result of, (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing brought by a third party or by any Grantor or any other Loan Party or any of such Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, fraud, bad faith or willful misconduct of such Indemnitee.
          (c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured by the Collateral Documents. The provisions of this Section 8.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 8.03 shall be payable within 10 Business Days of written demand therefor.
          Section 8.04 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
          Section 8.05 Survival of Agreement. All covenants, agreements, indemnities, representations and warranties made by the Grantors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Revolving Credit Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and, notwithstanding that any Senior Credit Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended, and shall continue in full force and effect until this Agreement is terminated as provided in Section 8.13 hereof, or with respect to such Grantor or such Grantor is otherwise released from its obligations under this Agreement in accordance with the terms hereof.
          Section 8.06 Counterparts; Effectiveness; Several Agreement. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or by electronic pdf copy of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. This Agreement shall become effective when it shall have been executed by the Grantors and the Collateral Agent and thereafter shall be binding upon and inure to the benefit of each Grantor and the Collateral Agent and their respective permitted successors and assigns, except that no Grantor shall have the right to assign its rights hereunder or any interest herein except as otherwise permitted hereby or by the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, restated, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.
          Section 8.07 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 8.08 Right of Set-Off. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each L/C Issuer and its Affiliates is authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), without prior notice to the Lead Borrower or any other Loan Party, any such notice being waived by the Lead Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or such L/C Issuer and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Secured Obligations owing to such Lender and its Affiliates or such L/C Issuer and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender and its Affiliates or such L/C Issuer and its Affiliates have made demand under this Agreement or any other Loan Document and although such Secured Obligations may be contingent or unmatured or are owed to a branch or office of such Lender or L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. Notwithstanding anything to the contrary contained herein, no Lender or its Affiliates and no L/C Issuer or its Affiliates shall have a right to set off and apply any deposits held or other Indebtedness owing by such Lender or its Affiliates or such L/C Issuer or its Affiliates, as the case may be, to or for the credit or the account of any Subsidiary of a Loan Party which is not a “United States person” within the meaning of Section 7701(a)(30) of the Code unless such Subsidiary is not a direct or indirect subsidiary of the Borrowers. Each Lender and L/C Issuer agrees to notify the Lead Borrower and the Administrative Agent promptly after any such set off and application made by such Lender or L/C Issuer, as the case may be; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender and each L/C Issuer under this Section 8.08 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender and such L/C Issuer may have.
          Section 8.09 GOVERNING LAW.
THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.
          Section 8.10 WAIVER OF RIGHT TO TRIAL BY JURY. EACH OF THE GRANTORS, THE COLLATERAL AGENT AND THE SECURED PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          Section 8.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          Section 8.12 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) subject only to termination of a Grantor’s obligations hereunder in accordance with the terms of Section 8.13, but without prejudice to reinstatement rights under Section 2.4 of the Guaranty, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.
          Section 8.13 Termination or Release.
          (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Secured Obligations when (i) the Revolving Credit Commitments have expired or been terminated, (ii) the principal of and interest on each Revolving Credit Loan (including Swing Line Loans) and all fees and other Secured Obligations (other than (x) obligations under Secured Hedge Agreements, (y) Cash Management Obligations and (z) contingent indemnity obligations) shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated (or been Cash Collateralized or backstopped in an amount equal to 101.5% of the L/C Obligations or in respect of which other arrangements reasonably satisfactory to the Administrative Agent and L/C Issuers have been made) and (iv) all L/C Obligations have been reduced to zero (or been Cash Collateralized or backstopped in an amount equal to 101.5% of the L/C Obligations or in respect of which other arrangements reasonably satisfactory to the Administrative Agent and L/C Issuers have been made); provided that in connection with the termination of this Agreement, the Collateral Agent may require such indemnities as it shall reasonably deem necessary or appropriate to protect the Secured Parties against loss on account of credits previously applied to the Secured Obligations that may subsequently be reversed or revoked.
          (b) A Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Grantor (i) ceases to be a Restricted Subsidiary or is designated as an Unrestricted Subsidiary, (ii) ceases to be a Material Domestic Subsidiary or (iii) becomes an Excluded Subsidiary; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

          (c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement (other than to another Grantor), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.10 or 10.01 of the Credit Agreement, the security interest in such Collateral shall be automatically released.
          (d) In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall promptly (after reasonable advance notice) execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 8.13 shall be without recourse to or warranty by the Collateral Agent or any other Secured Party.
          (e) At any time that the respective Grantor desires that the Collateral Agent take any action described in immediately preceding clause (d), it shall, upon request of the Collateral Agent, deliver to the Collateral Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to paragraph (a), (b) or (c). The Collateral Agent shall have no liability whatsoever to any Secured Party as the result of any release of Collateral by it as permitted (or which the Collateral Agent in good faith believes to be permitted) by this Agreement.
          Section 8.14 Additional Guarantors. Pursuant to Section 6.11 of the Credit Agreement, certain Subsidiaries of the Loan Parties that were not in existence or not Grantors on the date of the Credit Agreement that are required to become Guarantors pursuant to the Collateral and Guarantee Requirement are required to enter in this Agreement as Grantors. Upon execution and delivery by the Collateral Agent and a Restricted Subsidiary of a Security Agreement Supplement, such Restricted Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.
          Section 8.15 Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of a Cash Dominion Event or an Event of Default, as applicable, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, (i) upon the occurrence and during the continuance of a Cash Dominion Event and (unless a Bankruptcy Event of Default has occurred and is continuing) delivery of notice by the Collateral Agent to the Lead Borrower of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to take actions required to be taken by the Grantors under Article V of this Agreement; and (b) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; and (ii) upon the occurrence and during the continuance of an Event of Default and (unless a Bankruptcy Event of Default has occurred and is continuing) delivery of notice by the Collateral Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (b) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (c) to send verifications of Accounts to any Account Debtor; (d) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (e) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (f) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent or to a Collateral Account and adjust, settle or compromise the amount of payment of any Account; and (g) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.
          Section 8.16 Recourse; Limited Obligations. This Agreement is made with full recourse to each Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Grantor contained herein, in the Loan Documents and the other Loan Documents and otherwise in writing in connection herewith or therewith, with respect to the Secured Obligations of each applicable Secured Party. It is the desire and intent of each Grantor and each applicable Secured Party that this Agreement shall be enforced against each Grantor to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought.
          Section 8.17 Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of a Mortgage and the terms thereof are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall control in the case of Fixtures and real estate leases, letting and licenses of, and contracts, and agreements relating to the lease of, real property, and the terms of this Agreement shall control in the case of all other Collateral.
          Section 8.18 Intercreditor Agreement. Reference is made to the Intercreditor Agreement. Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Noteholder Lien Security Documents. In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.
[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

SCORPIO ACQUISITION CORPORATION
By:	/s/ Jason Giordano
	Name:	Jason Giordano
	Title:	Vice President and Treasurer

SCORPIO MERGER SUB CORPORATION
By:	/s/ Jason Giordano
	Name:	Jason Giordano
	Title:	Vice President and Treasurer

[Signature Page to the Security Agreement]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

POLYMER GROUP, INC.
By:	/s/ Dennis E. Norman
	Name:	Dennis E. Norman
	Title:	Chief Financial Officer

[Signature Page to the Security Agreement]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

[CHICOPEE, INC. DOMINION TEXTILE (USA), L.L.C. FABRENE, L.L.C. PGI EUROPE, INC. PGI POLYMER, INC.]
By:	/s/ Dennis E. Norman
	Name:	Dennis E. Norman
	Title:	Chief Financial Officer

[Signature Page to the Security Agreement]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

CITIBANK, N.A.
By:	/s/ Michael Smolow
	Name:	Michael Smolow
	Title:	Vice President

[Signature Page to the Security Agreement]

EXHIBIT A TO SECURITY AGREEMENT
FORM OF SECURITY AGREEMENT SUPPLEMENT
          SUPPLEMENT NO. __ dated as of ________, to the Security Agreement (as amended, restated, supplemented or otherwise modified, the “Security Agreement”), dated as of January 28, 2011, by and among Polymer Group, Inc., a Delaware corporation and successor in interest to Scorpio Merger Sub Corporation (the “Lead Borrower”), the other Borrowers party thereto, Holdings, the other Guarantors party thereto (together with the Borrowers and Holdings, collectively, the “Grantors”) and Citibank, N.A., as Administrative Agent and Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties.
          A. Reference is made to the Credit Agreement, dated as of January 28, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, Holdings, the Collateral Agent, the other agents listed therein and the Lenders from time to time party thereto.
          B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement referred to therein. Capitalized terms used herein and not otherwise defined herein or in the Security Agreement shall have the meanings assigned to such terms in the Credit Agreement.
          C. The Grantors have entered into the Security Agreement in order to induce (x) the Lenders to make Loans and (y) each L/C Issuer to issue Letters of Credit. Section 8.14 of the Security Agreement provides that additional Subsidiaries of the Loan Parties that are required to become Guarantors pursuant to the Collateral and Guarantee Requirement may become Grantors under the Security Agreement by execution and delivery of an instrument substantially in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.
          Accordingly, the Collateral Agent and the New Subsidiary agree as follows:
     Section 1. In accordance with Section 8.14 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all respects as of such earlier date. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the

Exhibit A-1

New Subsidiary. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference.
     Section 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
     Section 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
     Section 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary and (b) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office (or if different, its “location” as determined in accordance with Section 9-307 of the UCC).
     Section 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
     Section 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     Section 8. All communications and notices hereunder shall be in writing and given as provided in Section 8.01 of the Security Agreement.
     Section 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including all reasonable attorneys’ fees of counsel for the Collateral Agent, court costs, expenses and other charges relating thereto.

Exhibit A-2

          IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the date first above written.

[NAME OF NEW SUBSIDIARY]
By:
Name:
Title:

Legal Name: Jurisdiction of Formation: Location of Chief Executive Office:

CITIBANK, N.A., as Collateral Agent
By:
Name:
Title:

Exhibit A-3

SCHEDULE I TO SECURITY AGREEMENT SUPPLEMENT
LOCATION OF COLLATERAL

Description	Location
EQUITY INTERESTS

Number and
	Number of	Registered	Class of	Percentage of
Issuer	Certificate	Owner	Equity Interest	Equity Interests

PROMISSORY NOTES

Principal
Amount as of the date
	of issuance	Date of
Issuer	(or delivery)	Note/Instrument	Maturity Date

COMMERCIAL TORT CLAIMS
INTELLECTUAL PROPERTY
((a) U.S. Patents, U.S. Patent Applications, (b) U.S. Trademark Registrations and Applications, (c) U.S. Copyright Registrations and Applications and (d) exclusive Licenses of U.S. Patents, Patent Applications, Trademark Registrations or Applications and Copyrights where the New Subsidiary is the Licensee)
REAL PROPERTY (LEASED AND OWNED)

Schedule I-1

BANK ACCOUNTS

Schedule I-2

EXHIBIT B TO SECURITY AGREEMENT
Form of Perfection Certificate
[TO BE INSERTED]

Exhibit B-1

EXHIBIT C TO SECURITY AGREEMENT
GRANT OF SECURITY INTEREST
IN UNITED STATES TRADEMARKS
This Trademark Security Agreement, dated as of [____________] by and between [Name of Grantor], a [ ] formed under the laws of [ ] (the “Grantor”), in favor of CITIBANK, N.A., in its capacity as Collateral Agent pursuant to the Credit Agreement dated as of the date hereof (in such capacity, the “Grantee”).
W I T N E S S E T H:
Whereas, the Grantor is party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Grantee pursuant to which the Grantor is required to execute and deliver this Trademark Security Agreement;
Now, Therefore, in consideration of the premises and to induce the Grantee, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Grantor hereby agrees with the Grantee as follows:
SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.
SECTION 2. Grant of Security Interest in Trademark Collateral. The Grantor hereby pledges and grants to the Grantee for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the Trademarks of the Grantor including, without limitation, those items listed on Schedule I attached hereto and all Proceeds of any and all of the foregoing; provided that any United States Trademark, applications filed in the United States Patent and Trademark Office on the basis of any Grantor’s “intent-to-use” such Trademarks will not be deemed to be Collateral unless and until a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted in the United States Patent and Trademark Office, whereupon such application shall be automatically subject to the security interest granted herein and deemed to be included in the Collateral.
SECTION 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in connection with the Security Agreement and is expressly subject to the terms and conditions thereof. Grantor hereby acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. The Security Agreement (and all rights and remedies of the Lenders thereunder) shall remain in full force and effect in accordance with its terms. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.
SECTION 4. Purpose. This Trademark Security Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office.

Exhibit C-1

SECTION 5. Termination. Upon the payment in full of the Secured Obligations and termination of the Security Agreement, the Grantee shall, at the reasonable request of the Grantor, execute, acknowledge, and deliver to the Grantor an instrument in writing in recordable form releasing the collateral pledge, grant, lien and security interest in the Trademarks listed on Schedule I attached hereto.
SECTION 6. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.
[signature page follows]

Exhibit C-2

In Witness Whereof, the Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours, [NAME OF GRANTOR]
By:
Name:
Title:

Accepted and Agreed: CITIBANK, N.A., as Collateral Agent and Grantee
By:
Name:
Title:

Exhibit C-3

SCHEDULE I
to
GRANT OF SECURITY INTEREST
IN UNITED STATES TRADEMARKS

Owner	Trademark	Registration No. or Serial No.

Schedule I-1

EXHIBIT D TO SECURITY AGREEMENT
GRANT OF SECURITY INTEREST
IN UNITED STATES PATENTS
This Patent Security Agreement, dated as of [____________], by and between [Name of Grantor], a [ ] formed under the laws of [ ] (the “Grantor”), in favor of CITIBANK, N.A., in its capacity as Collateral Agent pursuant to the Credit Agreement dated as of the date hereof (in such capacity, the “Grantee”).
W I T N E S S E T H :
Whereas, the Grantor is party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Grantee pursuant to which the Grantor is required to execute and deliver this Patent Security Agreement;
Now, Therefore, in consideration of the premises and to induce the Grantee, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Grantor hereby agrees with the Grantee as follows:
SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.
SECTION 2. Grant of Security Interest in Patent Collateral. The Grantor hereby pledges and grants to the Grantee for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the Patents of the Grantor including, without limitation, those items listed on Schedule I attached hereto and all Proceeds of any and all of the foregoing.
SECTION 3. Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in connection with the Security Agreement and is expressly subject to the terms and conditions thereof. Grantor hereby acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. The Security Agreement (and all rights and remedies of the Lenders thereunder) shall remain in full force and effect in accordance with its terms. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.
SECTION 4. Purpose. This Patent Security Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office.
SECTION 5. Termination. Upon the payment in full of the Secured Obligations and termination of the Security Agreement, the Grantee shall, at the reasonable request of the Grantor, execute, acknowledge, and deliver to the Grantor an instrument in writing in recordable form releasing

Exhibit D-1

the collateral pledge, grant, lien and security interest in the Patents listed on Schedule I attached hereto.
SECTION 6. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.
[signature page follows]

Exhibit D-2

In Witness Whereof, the Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours, [NAME OF GRANTOR]
By:
Name:
Title:

Accepted and Agreed: CITIBANK, N.A., as Collateral Agent and Grantee
By:
Name:
Title:

Exhibit D-3

SCHEDULE I
to
GRANT OF SECURITY INTEREST
IN UNITED STATES PATENTS

Patent or
Patent
Application
Owner	Number	Title

Schedule I-1

EXHIBIT E TO SECURITY AGREEMENT
GRANT OF SECURITY INTEREST
IN UNITED STATES COPYRIGHTS
This Copyright Security Agreement, dated as of [____________], by and between [Name of Grantor], a [       ] formed under the laws of [       ] (the “Grantor”), in favor of CITIBANK, N.A., in its capacity as Collateral Agent pursuant to the Credit Agreement dated as of the date hereof (in such capacity, the “Grantee”).
W I T N E S S E T H :
Whereas, the Grantor is party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Grantee pursuant to which the Grantor is required to execute and deliver this Copyright Security Agreement;
Now, Therefore, in consideration of the premises and to induce the Grantee, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Grantor hereby agrees with the Grantee as follows:
SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.
SECTION 2. Grant of Security Interest in Copyright Collateral. The Grantor hereby pledges and grants to the Grantee for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the Copyrights of the Grantor including, without limitation, those items listed on Schedule I attached hereto and all Proceeds of any and all of the foregoing.
SECTION 3. Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in connection with the Security Agreement and is expressly subject to the terms and conditions thereof. Grantor hereby acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. The Security Agreement (and all rights and remedies of the Lenders thereunder) shall remain in full force and effect in accordance with its terms. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.
SECTION 4. Purpose. This Copyright Security Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Copyright Office.
SECTION 5. Termination. Upon the payment in full of the Secured Obligations and termination of the Security Agreement, the Grantee shall, at the reasonable request of the Grantor, execute, acknowledge, and deliver to the Grantor an instrument in writing in recordable form releasing

Exhibit E-1

the collateral pledge, grant, lien and security interest in the Copyrights listed on Schedule I attached hereto.
SECTION 6. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.
[signature page follows]

Exhibit E-2

In Witness Whereof, the Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours, [NAME OF GRANTOR]
By:
Name:
Title:

Accepted and Agreed: CITIBANK, N.A., as Collateral Agent and Grantee
By:
Name:
Title:

Exhibit E-3

SCHEDULE I
to
GRANT OF SECURITY INTEREST
IN UNITED STATES COPYRIGHTS

Registration
Title	Number

Exhibit E-4